EXHIBIT 5.1

  		                        November 16, 1994

RJR Nabisco Holdings Corp.
1301 Avenue of the Americas
New York, NY  10019-6013

Ladies and Gentlemen:

	I have acted as counsel for RJR Nabisco Holdings Corp., a Delaware corporation (the "Company"), in connection with the Registration Statement, as amended, on Form S-4, File No. 33-55767 (the "Registration Statement"), relating to up to 353,680,264 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), to be exchanged by Borden Acquisition Corp., an affiliate of Kohlberg Kravis Roberts & Co., L.P., for shares of common stock of Borden, Inc.

	I have examined the Registration Statement and the exhibits thereto and the Amended and Restated Certificate of Incorporation of the Company, as further amended. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such other documents, evidence of corporate action and other instruments and have made such other investigations of law and fact, as I have deemed necessary or appropriate for the purpose of this opinion. As to questions of fact relevant to this opinion, I have relied upon certificates or written statements from officers and other appropriate representatives of the Company and its subsidiaries or public officials. In all such examinations I have assumed the genuineness of all signatures, the authority to sign, and the authenticity of all documents submitted to me as originals. I have also assumed the conformity with the originals of all documents submitted to me as copies.

	Based upon and subject to the foregoing, and to the qualifications hereinafter specified, I am of the opinion that, the shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable.

	The opinions set forth herein relate solely to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States.

	I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement.

		                        Very truly yours,

                                        Jo-Ann Ford
                                        Vice President, Secretary and
                                          Assistant General Counsel